CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-14/A of The Horizon Kinetics Medical ETF, The Horizon Kinetics SPAC Active ETF, and Horizon Kinetics AAA-AA Floating Rate Debt CLO ETF, each a series of Listed Funds Trust, under the headings “Independent Registered Public Accounting Firm” and “Other Service Providers” in the Combined Proxy Statement and Prospectus.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
December 20, 2022